Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Dynex Securities Corporation


     We consent to the incorporation by reference in the registration statement No 33-84846 of Dynex Securities Corporation on Form S-3 of our report dated March 30, 2000, appearing in this Annual Report on Form 10-K of Dynex Securities Corporation for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP




Richmond, Virginia
March 30, 2000